SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greentree Centre
Suite 311
Marlton, NJ  08053

(address of principal executive offices)   (Zip Code)

Registrants’s telephone number, including area code: (856) 810-8000

Item 5.  Other Events.

On June 15, 2004, the Company announced that it received notice from the staff of The Nasdaq Stock Market that the Company’s common stock will be delisted from the Nasdaq National Market effective as of the opening of business on Wednesday, June 16, 2004.  Additional information concerning this matter is set forth in the Company’s June 15, 2004 press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: June 15, 2004	By:	/s/ John M. Suender
		Name:	John M. Suender
		Title:	Executive Vice President and Chief Legal Officer